Exhibit 99.2

Second Annual Johnson Rice Energy Conference

Tidewater

Q: Good morning, I would like to welcome everyone to our Second Annual Johnson Rice Energy Conference. We’re pleased to have, leading off our conference this morning, Dean Taylor and Joe Bennett from Tidewater. Thanks to you both for showing this morning.

Dean Taylor: Good morning everybody, thank you for getting up so early to be here. Normally, I lead off these things with a Brett Favre story or something of the sort. I’ve been prohibited from so doing because one of my best customers is in the audience, Chuck Davidson from Noble Energy and I feel like I may prejudice our ongoing business relationship if I don’t do a good job. So, with that I’ll get started. There is an interesting Brett Favre story, though that I think I may not have told and if anybody’s interested, I’ll be glad to tell it in either the breakout session or any of our one-on-one’s.

Our lawyers are still at work and maybe we will have some forward looking statements in our presentation this morning. No promises, but we are making best efforts to comply with what we say.

The key take-aways this morning that we’d like to have you thinking about when you think about Tidewater. First is, first and foremost, we think we have a culture of safety and operational excellence. It used to be when we started off investor presentations with a safety slide, we’d get a resounding yawn from the audience. Everybody would say come on let’s get on to the meat of the matter. Of course, April the 20th occurred, safety’s become much more on everyone’s mind.

It turns out that by happenstance it was our ship that was alongside the Deepwater Horizon that rescued the 115 survivors of that incident. It was no accident that they were prepared to do so. They had had a life boat drill a few days before. Within 10 minutes they were disconnected from the platform where they had been receiving mud and they had the fast rescue craft launched. They were pulling people out of the water within 15 minutes. Within 45 minutes, all 115 survivors from that rig were on the back deck of our ship, the Damon Bankston. That wasn’t an accident. It was happenstance that we were alongside at the time. We just happened to be the boat that was taking the mud back from the platform at the time the accident occurred. But, it wasn’t happenstance what our crewman did in rescuing all those survivors.

At the risk of having one of my customers think we’re making too much money off of him, we do have a solid history of earnings growth and solid returns. We do have not only the world’s, but we have the world’s largest new fleet of vessels producing solid returns. We have a great balance sheet and it provides us significant opportunities for continued growth in times which may not be so thriving.

In 2008, Joe and myself received lots of questions for our investor base, ‘Well, why aren’t you guys levering up and either doing a big share buy back? or, ‘Why aren’t you buying more ships?’ We told everyone in 2008, ‘Well, you know, this business is a cyclical business. You look out on the horizon right now you don’t see any curvature to it. Everything looks up and to the right. But, this is a cyclical business and there is a left hook that’s going to come from some place, we don’t know where. But, something is going to knock this industry on its backside, and we want to be ready for it, so that we can take advantage of the opportunities that present themselves when that occurs.

At that time in June and July of 2008, we were brushed off. Well, actually, this is the time that we’ve been waiting for. The industry is not as robust as it was. We’ve finding great opportunities to deploy our balance sheet. Joe will tell you in a minute how we’ve strengthened our balance sheet with some additional cash to utilize to affect some of the things we want to do in terms of continuing to grow our new fleet. We’ll get into some of that in just a moment.

People say that operating offshore is dangerous. It’s not dangerous, it’s risky. What we have to do as operators is to control the risk. We say that operating safely offshore is like holding a snake by its head. It’s something that you can’t do for just part of the day. We tell our crewmen that we wake up in the morning, we’re holding this snake. We go to lunch, we’re still holding the snake. We go to dinner, we’re holding the snake. When we go to bed, we’re still holding the snake. It’s something that you have to do 24 hours everyday in order to operate safely.

It’s amazing how I first started using this analogy with our crewmen when I was operating our business in Mexico and Venezuela. It’s amazing how this image of holding a snake by its head cuts across all cultural lines. Every culture understands that if you have a snake by the head and you turn it loose something bad is going to happen.

Having crewmen from 91 different countries in our workforce, we found that this is an outstanding image to use when we are promoting our safety culture with them. Is that they need to be conscious of the fact that everything we do, every hour of the day there’s risk involved and the minute we don’t pay attention to that risk, the snake is going to bite us.

So, we use this also as a promotion with our customers. The reason why we use it as a promotion for our customers, even though all of our customers typically work on platforms as stable as this room, our platform is constantly rolling, pitching, yawing, the decks are wet, heavy loads are being lifted overhead, we’re dealing with high-pressure hoses and in a more difficult environment than a stable platform.

When we compare ourselves with what are considered to be ‘industry leaders’ in safety - DuPont, Dow Chemical and ExxonMobil, we find that our safety record, our total recordable incident rate is as good or better than theirs, and yet we work on a platform that’s inherently unstable. Our seamen are working on something where they spend a great deal of time just trying to stand up straight because the ship is rolling and pitching and yawing and the deck is wet.

So, we find that is something that is a real strong selling point to our customers - our safety record - when what we are trying to do is move the conversation away from the lowest daily rate. When I’m talking to Chuck I said, ‘Well Chuck, we may not have the lowest daily rate, but we’ve got the best safety record and when you’re looking for the total lowest project cost, this is something that differentiates us from our competition.’ Sometimes customers listen to that, sometimes they, don’t but we think it does definitely differentiate us from our competition.

Now, we’ve had a solid record of earnings growth through the last six years. Even though the last year wasn’t as good as the three prior years - which had all been record earnings years for our Company - It was still pretty good earnings for a business that is, really, a pretty basic business. And we hope to be able to continue to demonstrate that an investment in our Company will provide solid returns in the future.

I mentioned that we have the largest fleet in the industry. We also have the largest modern fleet in the industry. We’ve made commitments in the last 10 years for 230 new ships, 170 plus have been delivered, since we started our program. The split of the shifts is pretty evenly divided among anchor handling vessels, platform supply vessels, crew boats and tugs. The total amount that we’ve committed is in excess of three billion dollars.

As of June the 30th of 2010, we had 177 new ships in our fleet with an average age of about five years. One thing, I would say is that our measure of effectiveness is not age of the fleet. Our measure of effectiveness is profitability, but the fleet age is an important selling point with our customers. So, we feel that we do need to have a relatively new fleet in order to satisfy their needs.

I talked earlier about how in 2007 and 2008 we were not making big investments. At that time, we bought back about $500 million of our shares with our capital. You can see that since 2001 we have, the slide gives a presentation of what we’ve built, what we’ve acquired, and what we have bought. What we’re buying right now, it’s after June the 30th of 2010. But, you can see for the better part of our new building and the recapitalization program, we were building stuff.

Since 2008, when the market got very frothy, we pulled back. We bought back some shares, and then since 2008 we’ve been buying other people’s equipment that they built and that they can’t operate profitably or that they don’t see that they can pay for. So, we’ve shifted our focus from building to buying.

Of the 230 ships that have been committed, 35 are still in progress. And of those, about 33 are anchor handling supply vessels or platform supply vessels, two tug boats. This is what’s happening to the average age of our fleet. This is no guarantee of what’s going to happen. We make certain presumptions as we continue to scrap 50 vessels a year, that we build or buy about 20 or 25 a year.

But, you can see that our average fleet age is rapidly getting down to about eight years of age. Again, this is not our measure of effectiveness. You know, you’ll hear some companies say, well, we have the newest fleet in the industry. Well, it turns out we have the largest new fleet in the industry. Again, our measure of effectiveness is profitability, and we don’t lose sight of that.

Current average economic age of our fleet, if you take averages as book value of our fleet, averaging our old fleet and our new fleet together, the current economic age of our fleet is only about 5.5 years, when you consider the earnings power of our new fleet as compared to what is euphemistically called our mature fleet.

These are the recent vessel commitments we’ve made. Unfortunately, we have not been able to find a company acquisition that has met our criteria for profitability where we’ve actually acted on a company acquisition. But, just in the last five quarters, we spent about $500 million on 25 ships, which would have been a decent-sized acquisition, if we had done it in one fell swoop.

But, in picking up vessels in ones, and groups of ones and twos, we’ve affected a mini-acquisition just in the last five quarters by being judicious in the use of our balance sheet, and by picking up vessels of opportunity instead of buying vessels that we may not want in an acquisition. When you do an acquisition, you going to get some vessels that you want and some vessels that you don’t want. All 25 of these vessels we wanted.

We just did a debt offering. At this point, I’m going to ask Joe to come up and continue the presentation. Thank you again for coming this morning, thank you for your interest in our company.

Joe Bennett: Thank you, Dean. I’ll pick it up from here since he just told you how much money was spent, or committed to spend, over the last several years. The question is, well, how are we going to pay for this? As Dean said, just a few weeks back, we were very pleased to announce that we did a private placement offering, which supplemented what we had done about seven years ago. That $300 million private placement still has a couple of years left on it; we’re down to $275 million on that one.

I remember, at the time, the coupon rate on that one was 4.35% and everyone congratulated us on how well we did and hitting that market at that right time. And here we are. We never thought, over all those years, that we’d do another one and be able to beat that rate, and we did. So, the coupon rate on this one is 4.25%.

Daniel Burke, your analyst here, Johnny On-the-spot, was in about two minutes after the press release hit. ‘ He called me, ‘All right, where are you spending this money? What acquisition are you doing tomorrow?’ ‘Well, we’re not doing anything tomorrow, this doesn’t fund until October,’ which we still haven’t funded quite yet, but we’re getting there.

310 million funds this October, the remainder funds at the end of this calendar year. We just felt like the opportunity was there to get cheap money, it has a nine year average term, it’s in trounches, but nine year average term. When you look at it on a pro forma basis through our June balance sheet, you see that the balance sheet that Dean talked about, and keeping and maintaining a good strong financial balance, is still there. Even with this total debt of now $700 million on a pro forma basis. The original $275 million and this is at 4.25%, we still have a net debt to total cap of 7% and a total debt to cap of 22 percent, which is what we feel a very comfortable position in the market place today. Good strong equity base.

So, that’s what it will look like or something regarding this once this is funded. And more important, it provides us tremendous liquidity. Keep in mind we still have a $400 plus million revolver that will be totally undrawn plus the cash that’s on our balance sheet. So, on a pro forma basis, we have just short of a billion dollars of ready liquidity to take advantage of the opportunities that Dean talked about in acquiring assets much, much cheaper than what they were a couple years ago when most of our competition was spending lots of money paying high prices for their assets.

You can’t go by one of these presentations without throwing out a little bit of financial information on a P & L standpoint. No doubt this year thus far, we’re March year-end, so we have only one fiscal quarter under our belt and closing the next one as we speak. But, the revenue stream is down. Earnings are down. But, still as Dean said, profitable.

We’ve been around, I’ve been around 20 years, Dean 30 years with Tidewater. We’ve bumped along the bottom a few times during that time frame. And I don’t think we’ve ever bumped along the bottom putting up earnings at this kind of pace. So, we feel comfortable in where we are and getting ourselves positioned for when this market does turn around.

You see the need for some additional capital as we are actively involved in buying ships. Our cash from operations, what we felt was a low quarter in the June quarter at $53 million. Our CAPEX was $141. We’re paying for those 35 boats that are under construction and other acquisitions that come along. And we knew that the remainder of this fiscal year had some pretty high CAPEX numbers.

Over the time frame, and Dean talked about our process of adding vessels into our fleet over the last ten or so years. This is kind of what it has looked like, what we’ve invested in. The bright green is our CAPEX program, which has been a tremendous amount of money. $3.2 billion in total over the last ten years, eleven years. The red is our consistent payment of dividends. And at times you see the light blue where we actually pulled back, as Dean referenced before on our CAPEX program and did share repurchases. We did just over $500 million of share repurchases during that timeframe of ‘06, fiscal ‘06-’07-’08. And you see the line is our cash flow from operations. So, we’ve gone through times when it exceeded our CAPEX requirements and our spending levels — which you see the last few years where that certainly hasn’t been the case. So, again, the need for a little more debt.

One of our core strengths I think, besides our safety program, is our international infrastructure. We have been international for over 50 years. That’s important in today’s time. We have, really, an unmatched, certainly in the boat industry, unmatched scale and scope of operations. You’ll see that in a second.

The international markets, even before Deepwater Horizon incident — it kind of put more spotlight on just how sensitive markets can be. We’ve told everyone, we have over 90 percent of our vessels operating internationally. So, it’s a good place to be at a time when the Gulf has been very questionable.

And you’ll see in a second, a very solid base of customers of NOCs and IOCs.

This is where we are around the world. Those are boots that are on the ground and our approach to operations is to have people in all these areas of the world. We don’t send boats somewhere where we don’t have shore-base operations. Minimal shore-base operations, but enough to deal with customers on a local basis, and we think to better operate vessels around the world.

As you look at it and you see the spread of our vessels, we’ll just walk through the regions quickly.

Our largest area is West Africa in the number of working or available to work boats -126.

Central and South America, primarily Mexico and Brazil - 61 more boats.

The far east - 41.

Europe and Middle East. Most of that is Middle East. We actually have a boat or two, for a change, working in the North Sea.

And lastly, only seven percent of our vessel count, about 20 boats, operating here, domestically.

Quite a change from ten years ago, when 62 percent of our fleet was international and 38 percent was domestic. So, we like our spread now.

Where do we sit in the total population of boat owners? Well, in a pretty leading position — 287. These are just anchor handlers and PSVs. As compared to our next five highest competitors, in vessel count. And if you look more into the details, that includes both our traditional boats and our new boats. 126 of that 287 are new anchor handlers and PSVs for us. So, once again, we keep pounding the table that we have the largest fleet of new equipment. Customers want the new equipment. We have the largest group and adding to that quite substantially.

Our customer base is important when you look at the fact that the NOCs and super majors account for 65 percent of our revenue stream. During times, down turns, they tend to continue to spend money at a pretty good pace. We’ve seen that certainly happen this year. This slide hasn’t changed, frankly, in a couple of years. So, having that good customer base is important these days.

Again, taking one more step back and looking at the real macro picture there’s about 2,500 boats that operate in the worldwide fleet. Either operate or stacked these days, but 2,500 is estimated. Anchor Handlers and PSVs, about 800 are older than 25 years old. They’re going away at a very rapid pace. We have more of them than anyone else. And we’ve been stacking boats and selling boats at a very accelerated pace. And that will continue, we believe, to where I think in the next couple of years we’ll be largely, totally out of the old boat business.

And yes, there are by now just short of 400 new boats coming in to the worldwide fleet. So, the real question is that transition period, which has been ongoing for several years. But, how has all that balanced with the demand? Certainly new rigs are being constructed, coming in. The real question is as new rigs come in, they work, we believe that’ll be the case, how many of the old rigs continue to work is the big question of the day. But, we feel comfortable with this capacity issue on the boat side because, so many old boats will go away.

We’ll kind of leave you with this. When we started this slide about a year or so ago, in trying depict for people that we’re loading up the guns and earnings capacity of this company with what may end up with 250 or so boats. Is much greater than it ever was when we had 700 boats. We never put up these kind of earnings, when we had 700 boats in our fleet. So we kind of begin this explanation to this coiled spring that is available for us. We lead off by saying, well, if you look at what the June operating statics were, for just our new equipment.

You see the title of this, ‘Where Could We Be in 2014’, there’s a reason we picked that date, that’s when the 35 boats that are currently under construction come into our fleet, over the next few years. We’ll acquire a few more along the way.

In fact, we estimate here about 20 more boats a year on top of that. So we end up in about 2014 with 260 odd new boats, absolutely no old boats in our fleet. Those new boats during the June quarter actually had utilization of 85 percent, and an average day rate of just short of $15,000 a day. If you replicate that and the operating margin generated by that with this new 260 boat fleet, earnings is about $4.25 per share. From a sensitivity stand point if you keep the utilization at 85 percent, but you just ratchet up the day rate, by about 10 percent which isn’t very much, earning go to $6, if you bump up the utilization to 90 percent, which we feel over the long haul is full utilization of our boats, (we have statutory dry docking requirements etc. that take boats down for a period of time.) So, we get to 90 percent and never go above it and we bump the day rate 10 percent more, so we get to $18,000 a day. That’s not an extremely high day rate.

The operating margin that’s inherent in getting to this almost $10 a share is about 57 percent, we actually maxed out about two years ago with our new boats with an operating margin of 62 percent. So, this is not meant to be a prediction of future earning, but it is a sensitivity analysis, if you want to call it that of what these new boats can do, and it’s quite dramatically different then what the old boats could do.

So, we’ll leave you with that, and this slide that we’ve finished our presentation for years with. It’s kind of our financial strategy, creating long term share holder value, and the basis of which is, one maintaining our financial strength even with this debt deal and our spending requirement now. We still feel like we have a good strong balance sheet.

We’re an EVA company, so we make decisions based on return on capital on a through cycle basis, not just what can we do with a boat tomorrow, but what can we do over an extended period of time, and as Dean covered earlier in the presentation, we feel like we deliver results over an extended period of time. So, with that Daniel, I think that we’re out of time, I’d be glad to answer any questions if there are any?